Exhibit 32.1
Certification by Robert B. Kay, Chief Executive Officer and Director, and Laurence Winoker, Senior Vice President - Finance, Treasurer and Chief Financial Officer, Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
I, Robert B. Kay, Chief Executive Officer, and I, Laurence Winoker, Senior Vice President - Finance, Treasurer and Chief Financial Officer, of Lifetime Brands, Inc., a Delaware corporation (the “Company”), each hereby certifies that:
(1)The Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert B. Kay	/s/ Laurence Winoker
Robert B. Kay Chief Executive Officer and Director	Laurence Winoker Senior Vice President- Finance, Treasurer and Chief Financial Officer

Date: March 13, 2020	Date: March 13, 2020
A signed original of this certification required by 18 U.S.C. Section 1350 has been provided to Lifetime Brands, Inc. and will be retained by Lifetime Brands, Inc. and furnished to the SEC or its staff upon request.
This certification is being furnished solely pursuant to 18 U.S.C. 1350, shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to liability under that section, and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation by reference language contained in such filing.